Exhibit 6.11

Third Amendment to

Loan and Security Agreement

ExWorks Capital Fund I, L.P., a Delaware limited partnership ("ExWorks") and Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), enter into this Third Amendment to Loan and Security Agreement (this “Third Amendment”) on February 8, 2018.

Background

A.       Borrowers and Lender are parties to a Loan and Security Agreement dated as of February 27, 2017 (as amended, the “Loan Agreement”). Unless defined in this Third Amendment, capitalized terms have the meanings set forth in the Loan Agreement and references to “Sections” are to sections of the Loan Agreement.

B.       Borrowers have requested certain amendments to the Loan Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms and Conditions

1.            Amendments.

(a)                Section 1.3 is amended in its entirety to read as follows:

Upon execution and satisfaction of all conditions precedent to the effectiveness of the Third Amendment, the Lender will (i) make an additional loan of $1,500,000 to Borrowers and increase the Term Loan from $11,500,000 to $13,000,000, and (ii) the Senior Secured Convertible Promissory Note dated October 31, 2017 in the original principal amount of $11,500,000 (the “First Amended Note”) will be amended, restated and replaced by a new Senior Secured Convertible Promissory Note in the principal amount of $13,000,000 dated on or about the date of the Third Amendment (the “Second Amended Note”). References in this Agreement and the other Loan Documents to the Original Note, the Amended Note or the “Note” will be deemed to be references to the Second Amended Note.

(b)               The following definitions are added to Section 2 in the appropriate alphabetical order:

“Average Cash in Bank” means for any Measurement Period the average of the consolidated daily cash in bank per Borrowers’ books and records.

“Average Cash Equivalents” means for any Measurement Period the daily average Immediately Marketable Securities held by Borrowers.

“Debt to Cash Ratio” means for any Measurement Period the ratio of outstanding Funded Debt as of the last day of the Measurement Period to the sum of Average Cash in Bank plus Average Cash Equivalents for the calendar month then ended.

“Immediately Marketable Securities” means certificates of deposit, bankers acceptances or other securities that may be sold and liquidated for cash within three Business Days.

“Second Warrant” has the meaning set forth in Section 3.2.

“Third Amendment” means the Third Amendment to Loan and Security Agreement, dated on or about February 8, 2018.

“Warrants” has the meaning set forth in Section 3.2.

(c)                The following definitions in Section 2 are amended to read as follows:

“Measurement Period” means:

(a)               for purposes of calculating the Debt to Equity Ratio and the Debt Service Coverage Ratio, the quarter ending March 31, 2018, the two quarters ending June 30, 2018 and three quarters ending September 30, 2018, the four quarters ending December 31, 2018 and thereafter the four quarters ending on the last day of March, June, September and December of each year.

(b)          for purposes of calculating the Debt to Cash Ratio, the month ending February 28, 2019 and thereafter each month ending on the last day of that month.

“Maturity Date” shall mean February 28, 2020.

(d)               Section 3.2 of the Loan Agreement (marked “Reserved”) is hereby deleted and replaced with the following:

Simultaneous with the execution of the Third Amendment, Parent will issue to Lender a second warrant (the “Second Warrant”) that will be in addition to the Warrant dated as of February 27, 2017 that was issued in favor of Lender (the “Original Warrant”, and together with the Second Warrant, the “Warrants”). References in this Agreement and the other Loan Documents to the Warrant will be deemed to be references to the Warrants, except when the context implicitly means otherwise (e.g., references to “Warrant” within the Original Warrant or references to the “Warrant” within the Second Warrant will not refer to both the Second Warrant and the Original Warrant).

(e)                The following is added as Section 8.14(c) (an affirmative covenant):

Debt to Cash Ratio. For each Measurement Period, maintain a Debt to Cash Ratio of 1.0:1.0.

2.            Fees. In addition to the success fees now owing under the Loan Agreement (as amended) totaling $1,500,000 (the “Prior Success Fees”), Borrowers will pay: (i) Lender a success fee of $1,300,000, plus (ii) if the Obligations are not paid in full by February 28, 2019, a success fee equal to ten percent (10%) of the outstanding Obligations as of February 28, 2019 (collectively, and together with the Prior Success Fees, the “Total Success Fee”). The Total Success Fee will be payable on the sooner of (a) the Maturity Date, (b) the occurrence of an Event of Default that is not cured within any applicable grace or cure period or waived in writing by Lender, or (c) payment in full of all Obligations. The Total Success Fee in this Third Amendment is in lieu of all success fees referenced in the Fee Letter, the Loan Agreement, the First Amendment and the Second Amendment.

3.            Conditions Precedent. This Amendment will be of no force or effect unless the following conditions are satisfied:

(a)          Guarantor executes and delivers the Reaffirmation attached as Exhibit A;

(b)         Borrowers execute and deliver to Lender the Second Amended Note;

(c)          Parent executes and delivers to Lender the Second Warrant; and

(d)         All past due interest owing to Lender is paid in full.

4.            General Terms.

(a)          Except as amended hereby, each Borrower reaffirms and ratifies all of its obligations under the Loan Agreement and remakes, as of the date of this Third Amendment, all representations and warranties in the Loan Agreement. Each Borrower also represents and warrants that (i) no Event of Default has occurred and is continuing, (ii) Borrower is unaware of any facts or circumstances which, with the passage of time or the giving of notice, would be an Event of Default, (iii) the Disclosure Schedule is true and accurate as of the date of this Third Amendment, and (iv) the Schedules attached to the Intellectual Property Security Agreement executed by Borrowers and Lender as of February 27, 2017 are true and accurate as of the date of this Third Amendment.

(b)         This document contains the entire agreement of the parties in connection with the subject matter of this Third Amendment and cannot be changed or terminated orally.

(c)          The individuals signing on behalf of each of the parties represents that all necessary company action to authorize them to enter into this Third Amendment has been taken, including, without limitation, any board of directors or shareholder approvals or resolutions necessary to authorize execution of this Third Amendment.

(d)         This Third Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of such counterparts together will constitute but one and the same agreement. Further, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(e)          If there is an express conflict between the terms of this Third Amendment and the terms of the Loan Agreement, the terms of this Third Amendment will govern and control.

(f)          This Third Amendment will be deemed to be part of, and governed by the terms of, the Loan Agreement.

(g)         Each Borrower hereby waives, discharges, and forever releases Lender, Lender’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that any Borrower has or may have had at any time up through and including the date of this Third Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Lender’s actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Lender’s administration of debt evidenced by the Agreement or otherwise.

[End of Third Amendment to Loan and Security Agreement – Signature page follows]

[First Signature page to Third Amendment to Loan and Security Agreement]

LENDER:

EXWORKS CAPITAL FUND I, L.P.,
a Delaware limited partnership

By:	/s/ Randolph Abrahams
Name:	Randolph Abrahams
Title:	Chief Executive Officer

BORRROWERS:

HIGHTIMES HOLDING CORP.,
a Delaware corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

TRANS-HIGH CORPORATION,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

HIGH TIMES PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

CANNABIS BUSINESS DIGITAL, LLC,
a New York limited liability company

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

[Second Signature page to Third Amendment to Loan and Security Agreement]

HIGH TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

NEW MORNING PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

HEMP TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

PLANET HEMP, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

THE HEMP COMPANY OF AMERICA, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

[Third Signature page to Third Amendment to Loan and Security Agreement]

HIGH TIMES CANNEX CORP.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

HIGH TIMES PRESS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin,
Chief Executive Officer

EXHIBIT A

REAFFIRMATION OF LOAN DOCUMENTS

While not a party to the foregoing Third Amendment to Loan and Security Agreement (the “Amendment”), the undersigned guaranteed payment of the obligations of Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), owing to ExWorks Capital Fund I, L.P (“Lender”) pursuant to the terms of a Limited Guaranty dated as of February 27, 2017 (the “Guaranty”). To induce Lender to enter into the Amendment, the undersigned, acting solely in his capacity as the trustee of the AEL Irrevocable Trust and not in his individual capacity, (1) acknowledges and agrees that the Guaranty remains in full force and effect and is hereby ratified, confirmed and approved; (2) consents to all of the terms and conditions of the Amendment; (3) acknowledges and agrees that the Guaranty covers all Obligations including the additional $1,500,000 advance being made in connection with the Amendment; and (4) acknowledges and agrees that the fact that Lender has sought this reaffirmation does not create any obligation, right, or expectation that Lender will seek their consent to or reaffirmation with respect to any other or further agreements or modifications to the relationship between Lender and Borrowers or any other party.

AEL IRREVOCABLE TRUST AGREEMENT

By:	/s/ Edwin Hur
Edwin Hur, Trustee

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ________________	)

On _______________________ before me, ________________, a Notary Public, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public